ALLIANCEBERNSTEIN INSTITUTIONAL FUNDS, INC.

ALLIANCEBERNSTEIN INSTITUTIONAL REAL ESTATE INVESTMENT FUND


	FORMER POLICIES   		    	CURRENT POLICIES

Investment Objective:

Fundamental:					Non-fundamental:

The Funds objective is total		 	The Funds investment objective
return from long-term growth of			is total return from long-term
capital and income principally			growth of capital and income.
through investing in equity
securities of companies that
are primarily engaged in or
related to the real estate
industry.



Fundamental Investment Policies:

The Fund is a diversified			The Fund is diversified.
fund as a matter of fundamental
policy.

Related fundamental policy:			Related fundamental policy
						eliminated.
The Fund may not, with respect
to 75% of its total assets,
have such assets represented
by other than (a) cash and cash
items, (b) U.S. Government
securities, or (c) securities
of any one issuer (other than
U.S. Government and its agencies
or instrumentalities) not greater
in value than 5% of the Funds
total assets, and not more than
10% of the outstanding voting
securities of such issuer.


As a matter of fundamental			Fundamental policy eliminated.
policy, the Fund may make
short sales of securities or
maintain a short position,
but only if at all times			Non-fundamental policy:
when a short position is
open not more than 25% of			The Fund may make short sales
the Funds net assets is held			of securities or maintain a
as collateral for such				short position.
sales.


The Fund may not purchase the			The Fund may not concentrate
securities of any one issuer,			investments in an industry, as
other than the U.S. Government			concentration may be defined
and its agencies or				under the 1940 Act or the rules
instrumentalities, if as a result		and regulations thereunder (as
(a) the value of the holdings of		such statute, rules or regulations
the Fund in the securities of			may be amended from time to time)
such issuer exceeds 25% of its			or by guidance regarding,
total assets, or (b) the Fund			interpretations of or exemptive
owns more than 25% of the			orders under, the 1940 Act or the
outstanding securities of any			rules or regulations thereunder
one class of securities of			published by a appropriate
such issuer.					regulatory authorities.


Related fundamental policy:			Related fundamental policy is
						eliminated.
The Fund may not invest 25%
or more of its total assets
in the securities of issuers
conducting their principal
business activities in any
one industry, other than the
real estate industry in which
the Fund will invest at least
25% or more of its total
assets, except that this
restriction does not apply

The Fund may not purchase or			The Fund may not purchase or
sell real estate, except that			sell real estate except that
it may purchase and sell			it may dispose of real estate
securities of companies which			acquired as a result of the
deal in real estate or				ownership of securities or other
interests therein, including			instruments. This restriction does
Real Estate Equity Securities.			not prohibit the Fund from
						investing in securities or other
						instruments backed by real  estate
						or in securities of companies
						engaged in the real estate business.

Related non-fundamental policy:			Related non-fundamental policy is
						eliminated.
The Fund will not purchase
or sell real property (excluding
REITs and readily marketable
securities of companies which
invest in real estate).


The Fund may not borrow money			The Fund may not issue any senior
except for temporary or				security (as that term is defined
emergency purposes or to meet			in the 1940 Act) or borrow money,
redemption requests, in an			except to the extent permitted by
amount not exceeding 5% of			the 1940 Act or the rules and
the value of its total assets			regulations thereunder (as such
at the time the borrowing is			statute, rules or regulations
made.       					may be amended from time to time)
						or by guidance regarding, or
						interpretations of, or exemptive
						orders under, the 1940 Act or the
						rules or regulations thereunder
						published by appropriate regulatory
						authorities.

						For the purposes of this restriction,
						collateral arrangements, including
						for example, with respect to options,
						futures contracts and options on
						futures contracts and collateral
						arrangements with respect to initial
						and variation margin, are not deemed
						to be the issuance of a senior
						security.

The Fund may not issue any			Policy eliminated. See new policy
senior security within the			above.
meaning of the 1940 Act.


The Fund may not pledge,			Policy eliminated.
mortgage, hypothecate or
otherwise encumber any of
its assets except in
connection with the writing
of call options and except
to secure permitted
borrowings.

The Fund may not make loans			The Fund may not make loans
except through (a) the				except through (i) the purchase
purchase of debt obligations			of debt obligations in accordance
in accordance with its				with its investment objectives
investment objectives and			and policies; (ii) the lending
policies; (b) the lending			of portfolio securities;(iii) the
of portfolio securities; or			use of repurchase agreements; or
(c) the use of repurchase			(iv) the making of loans to
agreements.         				affiliated funds as permitted
						under the 1940 Act, the rules
						and regulations thereunder (as
						such statutes, rule or regulations
						may be amended from time to time),
						or by guidance regarding, and
						interpretations of, or exemptive
						orders under, the 1940 Act.

The Fund may not				Policy eliminated.
participate on a joint or
joint and several basis
in any securities trading
account.

The Fund may not invest				Policy eliminated.
in companies for the purpose
of exercising control.

The Fund may not purchase			The Fund may not purchase or
or sell commodities or				sell commodities regulated by
commodity contracts including			the Commodity Futures Trading
futures contracts.				Commission under the Commodity
						Exchange Act or commodities contracts
						except for futures contracts and
						options on futures contracts.

The Fund may not invest in			Policy eliminated.
interests in oil, gas or
other mineral exploration
or development programs.

The Fund may not purchase			Policy eliminated.
securities on margin except
for such short-term credits
as may be necessary for the
clearance of transactions.

The Fund may not act as an			The Fund may not act as an
underwriter of securities			underwriter of securities, except
except that the Fund may			that the Fund may acquire
acquire restricted securities			restricted securities under
under circumstances in which,			circumstances in which, if such
if such securities were sold,			securities were sold, the
the Fund might be deemed to			Fund might be deemed to be an
be an underwriter within the			underwriter for purposes of the
meaning of the Securities Act.			Securities Act of 1933, as
						amended (the Securities Act).


Non-fundamental Investment Policies:

The Fund may invest without			The Fund may invest in shares
limitation in shares of REITs.			of REITs.

The Fund may invest up to 20%			The Fund may invest in mortgage-
of its net assets in				backed securities.
mortgage-backed securities.

The Fund may invest up to 5%			The Fund may invest in foreign
of its assets in foreign			securities.
securities.



						The Fund may invest in
						derivatives, including
						options, futures, forwards
						and swaps.

The Fund may enter into				The Fund may enter into forward
forward commitments 				commitments.
No forward commitments will
be made by the Fund if, as
a result, the Funds aggregate
commitments under the
transactions would be more
than 30% of its total assets.

The Fund may enter into				The Fund may enter into standby
standby commitment agreements			commitment agreements.
for up to 25% of its assets
at the time of commitment.

The Fund may invest up to			The Fund may invest in rights
10% of its net assets in			and warrants.
rights or warrants.

The Fund will not invest more			Policy eliminated. See policy
than 5% of its total assets			above.
in warrants, except for
warrants acquired by the
Fund as a part of a unit or
attached to securities,
provided that not more than
2% of the Funds net assets
may be invested in warrants
that are not listed on the
New York Stock Exchange or
American Stock Exchange.

The Fund may make loans				The Fund may lend portfolio
of portfolio securities				securities to the extent permitted
of up to 25% of its total			under the 1940 Act or the rules
assets.						and regulations thereunder

						(as such statute, rules or
						regulations may be amended
						from time to time) or by guidance
						regarding, interpretations of, or
						exemptive orders under, the 1940 Act.

The Fund may enter into				The Fund may enter into repurchase
repurchase agreements of			agreements.
up to seven days duration.

The Fund will limit its				The Fund will limit its investment in
investments in illiquid				illiquid securities to no more than
securities to 15% of its			15% of net assets or such other
net assets.					amount permitted by guidance
						regarding the 1940 Act.

The Fund will not invest			Policy eliminated.  See policy above.
more than 15% of its total
assets in restricted
securities (excluding
securities that may be
resold pursuant to Rule
144A under the Securities
Act).